Exhibit 99.3
EXECUTION VERSION
STOCKHOLDERS AGREEMENT
     THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of October 18, 2009, is entered into among SPRINT NEXTEL CORPORATION, a corporation organized under the laws of the State of Kansas (“Sprint”), and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Timothy M. Yager, Stebbins B. Chandor, Jr., Timothy G. Biltz and Mikal J. Thomsen (each is referred to as a “Stockholder” and collectively as the “Stockholders”), solely in their respective individual capacities as Stockholders of iPCS, Inc., a Delaware corporation (the “Company”).
WITNESSETH:
     WHEREAS, Sprint and the Company are parties to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, whereby a wholly owned subsidiary of Sprint (“Buyer”) has agreed to make a cash tender offer described therein and thereafter merge with and into the Company (the “Merger”), with the result that the Company becomes a wholly owned subsidiary of Sprint (capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Merger Agreement);
     WHEREAS, each Stockholder is, except as otherwise noted on Schedule A hereto (the shares of Common Stock referred to on Schedule A are referred to herein as the “Schedule A Shares”), the sole beneficial owner (and holds sole beneficial voting power) of the shares of common stock of the Company, par value $0.01 per share (“Common Stock”), set forth opposite such Stockholder’s name on Schedule B hereto (all of the shares owned by the Stockholders (including the Schedule A Shares) as of the date hereof being hereinafter referred to as the “Existing Shares” and, together with any shares of Common Stock or other shares of capital stock of the Company acquired by the Stockholders after the date hereof, as the “Shares”); and
     WHEREAS, as a condition and inducement to Sprint’s willingness to enter into the Merger Agreement, each Stockholder has agreed to tender and vote all of its Shares pursuant to, and in accordance with, the terms and conditions of this Agreement and to certain other matters set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants and agreements contained herein and intending to be legally bound, the parties agree as follows:
     1. Tender Agreement.
     (a) Each Stockholder shall validly tender for sale to Buyer, pursuant to the terms of the Offer, no later than the tenth business day after commencement of the Offer or, if later, the fifth business day following receipt of the applicable Offer Documents, the Shares (other than the Schedule A Shares) then owned of record or beneficially by such Stockholder, provided that at such time as the restrictions lapse with respect to any Schedule A Shares owned by such Stockholder, if there is a subsequent offering period such Stockholder will promptly tender such Schedule A Shares in such subsequent offering period. Each

Stockholder hereby acknowledges and agrees that Sprint’s and Buyer’s obligation to accept for payment and pay for the Shares in the Offer, including all Shares beneficially owned by such Stockholder, is subject to the terms and conditions of the Offer and the Merger Agreement.
     (b) Each Stockholder shall not, subject to applicable Law, withdraw the tender of its Shares effected in accordance with the foregoing paragraph (a); provided, however, each Stockholder may decline to tender, or may withdraw, any and all of such Shares, if (i) without the prior written consent of such Stockholder, Sprint and/or Buyer shall amend the Offer to (A) reduce the price per share to be paid to less than $24.00 per share, subject to any required withholding taxes, (B) reduce the number of Shares subject to the Offer, (C) change the form of consideration payable in the Offer, or (D) amend or modify any term or condition of the Offer in a manner adverse to the Stockholders; or (ii) any Governmental Entity shall have issued a final, nonappealable order, decree or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting, such Stockholder from tendering its Shares.
     2. Voting of Shares. Until the termination of this Agreement in accordance with the terms of Section 10(a) hereof, each Stockholder hereby agrees that, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, and in connection with any action of the stockholders of the Company taken by written consent, such Stockholder will (if and to the extent such Stockholder has not sold its shares in the Offer in accordance with this Agreement):
     (a) appear in person or by proxy at each such meeting or otherwise cause the Shares beneficially owned by such Stockholder (other than the Schedule A Shares) to be counted as present at such meeting for purposes of calculating a quorum; and
     (b) (i) unless Sprint votes the Shares directly pursuant to the proxy granted in Section 3 hereof, vote (or cause to be voted) the Shares (other than the Schedule A Shares), in person or by proxy, in favor of adopting the Merger Agreement, approving, and deliver any written consent with respect to the Shares in favor of, the Merger and any other action of the Stockholders of the Company reasonably requested by Sprint in furtherance thereof; and (ii) unless Sprint votes the Shares directly pursuant to the proxy granted in Section 3 hereof, vote (or cause to be voted) the Shares (other than the Schedule A Shares), in person or by proxy, against, and not deliver any written consent with respect to the Shares in favor of, any other Acquisition Proposal submitted for approval to the Stockholders of the Company, unless Sprint consents in writing to such Stockholder voting in favor of, or delivering a consent with respect to, such other Acquisition Proposal.
     3. Proxy.
     (a) Each Stockholder by this Agreement does hereby constitute and appoint Sprint, or any nominee of Sprint, with full power of substitution, during and for the Proxy Term (as hereinafter defined), as such Stockholder’s true and lawful attorney and irrevocable proxy, for and in such Stockholder’s name, place and stead, to vote the Shares of such Stockholder

(other than the Schedule A Shares) as such Stockholder’s proxy, at every meeting of the Company’s Stockholders or any adjournment thereof, or, as applicable, to instruct and direct any holder of record of the Shares to vote the Shares or execute its proxy with respect to the Shares at every meeting of the Company’s Stockholders or any adjournment thereof, in favor of approving the Merger Agreement, the Merger and any other action of the Company’s stockholders reasonably requested by Sprint in furtherance thereof; and against any other Acquisition Proposal submitted for approval to the Company’s Stockholders unless Sprint and such Stockholder determine to vote or consent in favor of such other Acquisition Proposal. Each Stockholder intends this proxy to be irrevocable and coupled with an interest during the Proxy Term and hereby revokes any proxy previously granted by such Stockholder with respect to the Shares (except as may be otherwise noted on Schedule A). Each Stockholder acknowledges that, pursuant to the authority hereby granted under the irrevocable proxy, Sprint may vote the Shares in furtherance of its own interests, and Sprint is not acting as a fiduciary for any Stockholder.
     (b) For purposes of this Agreement, “Proxy Term” means the period from the execution of this Agreement until the termination of this Agreement in accordance with the terms of Section 10(a) hereof.
     (c) Each Stockholder agrees that the irrevocable proxy set forth in this Section 3 shall not be terminated by any act of the Stockholder or by operation of law, other than upon expiration of the Proxy Term.
     4. Stop Transfer Instruction; Legend.
     (a) Promptly following the date hereof, the Stockholders shall deliver written instructions to the Company and to the Company’s transfer agent stating that the Shares (other than the Schedule A Shares) may not be Transferred (as defined below) in any manner during the term of this Agreement without the prior written consent of Sprint or except as provided in this Agreement.
     (b) Promptly following the date hereof, each Stockholder shall cause a legend to be placed on the certificates (to the extent the Shares are certificated) representing the Existing Shares (other than the Schedule A Shares) as set forth below:
“The Securities represented by this certificate are subject to restrictions on transfer and may not be sold, transferred, pledged, encumbered, assigned, distributed, hypothecated, tendered or otherwise disposed of, including by way of merger, consolidation, share exchange or similar transaction, whether voluntarily or by operation of law, except in accordance with and subject to the terms and conditions of the Stockholders Agreement dated October 18, 2009, between the registered holder hereof and SPRINT NEXTEL CORPORATION.”
Each Stockholder shall make the applicable certificates (if any) available and otherwise cooperate in connection with placing such legend on such certificates.

     (c) The parties hereto agree that the legend set forth above shall be removed only upon delivery to the Company’s transfer agent of written notice signed by Sprint (which notice shall not be unreasonably withheld or delayed) after expiration of the Proxy Term that the restrictions set forth in the legend above are of no further force and effect.
     5. Acknowledgment of Reliance. Each Stockholder understands and acknowledges that Sprint is pursuing the Merger (and incurring costs and expenses and foregoing other opportunities) in reliance upon such Stockholder’s execution and delivery of this Agreement.
     6. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as otherwise noted in Schedule A hereto, such Stockholder (a) has not entered, and such Stockholder shall not enter at any time during the Proxy Term, into any voting agreement, voting trust or option agreement with respect to the Shares beneficially owned by such Stockholder and (b) has not granted, and such Stockholder shall not grant at any time during the Proxy Term, a proxy, a consent or power of attorney with respect to the Shares beneficially owned by such Stockholder, other than the proxy granted pursuant to Section 2 hereof.
     7. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants, severally as to such Stockholder and not jointly, to Sprint as follows:
     (a) Authorization; Validity of Agreement; Necessary Action. If such Stockholder is not an individual, such Stockholder (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (ii) has the requisite power and authority to execute and deliver this Agreement, and to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. No other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Sprint and the other Stockholders, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.
     (b) Ownership. As of the date hereof, (i) such Stockholder beneficially owns the Existing Shares listed opposite such Stockholder’s name on Schedule B hereto, and (ii) the Existing Shares (as set forth opposite such Stockholder’s name on Schedule B) constitute all of the shares of Common Stock owned by such Stockholder. Except as otherwise noted on Schedule A hereto, there are no existing agreements or arrangements between such Stockholder or any of its affiliates (other than the Company), on one hand, or the Company or any of the Subsidiaries, on the other hand, relating to the Shares beneficially owned by such Stockholder or any of its affiliates (other than the Company). Such Stockholder, except as otherwise noted on Schedule A hereto, has and will have at all times through the term of this Agreement sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares at any closing date of the Offer or the Merger, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Except as otherwise noted on Schedule A hereto, such Stockholder has and, until consummation of the Offer or the Merger, will have, good and marketable title to the Existing Shares of such Stockholder, free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and encumbrances of any nature whatsoever (“Liens”).
     (c) No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to such Stockholder or by which any of its assets or properties is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or require redemption or repurchase of or otherwise require the purchase or sale of, or result in the creation of any Lien on, the Existing Shares of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Existing Shares is bound, except for any of the foregoing as would not, either individually or in the aggregate, prevent or materially delay or impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     (d) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing (other than Exchange Act filings) with or notification to, any Governmental Entity based on the Law of any applicable Governmental Entity, except for any of the foregoing as would not, either individually or in the aggregate, prevent or materially delay or impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     (e) Absence of Litigation. As of the date hereof, there is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder before or by any Governmental Entity that would impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     (f) Stockholder Has Adequate Information. Each Stockholder is a sophisticated seller with respect to the Shares and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares and has independently and without reliance upon either Buyer or Sprint and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Stockholder acknowledges that neither

Buyer nor Sprint has made and neither makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Each Stockholder acknowledges that the agreements contained herein with respect to the Shares by such Stockholder is irrevocable, and that such Stockholder shall have no recourse to the Shares, Sprint or Buyer, except with respect to breaches of representations, warranties, covenants and agreements expressly set forth in this Agreement.
     (g) No Liability. Such Stockholder has no liability or obligation related to or in connection with the Shares that would be imposed on Sprint or Buyer as a result of this Agreement, other than the obligations to Sprint and Buyer as set forth in this Agreement.
     8. Representations and Warranties of Sprint.
     (a) Authorization; Validity of Agreement; Necessary Action. Sprint (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and (ii) has the corporate power and authority to execute and deliver this Agreement and the Merger Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. No other actions or proceedings on the part of Sprint are necessary to authorize the execution and delivery of this Agreement or the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Merger Agreement have been duly executed and delivered by Sprint and, assuming this Agreement constitutes a valid and binding obligation of the Stockholders and the Merger Agreement constitutes a valid and binding obligation of the Company, each such agreement constitutes a valid and binding obligation of Sprint, enforceable against Sprint in accordance with its terms.
     (b) No Violation. Assuming the accuracy of the representations and warranties contained in Section 3.23 of the Merger Agreement and except as set forth in the Company Disclosure Letter or in the exceptions to the representation and warranty contained in Section 4.3 of the Merger Agreement, the execution and delivery of this Agreement by Sprint does not, and the performance by Sprint of its obligations under this Agreement will not, (a) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to Sprint or by which any of its assets or properties is bound or (b) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Sprint is a party or by which Sprint is bound, except for any of the foregoing as would not, either individually or in the aggregate, prevent or materially delay or impair the ability of Sprint to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     (c) Consents and Approvals. Assuming the accuracy of the representations and warranties contained in Section 3.23 of the Merger Agreement and except as set forth in the Company Disclosure Letter or in the exceptions to the representation and warranty contained in Section 4.4 of the Merger Agreement, the execution and delivery of this

Agreement by Sprint does not, and the performance by Sprint of its obligations under this Agreement will not, require Sprint to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on the Law of any applicable Governmental Entity, except for any of the foregoing as would not, either individually or in the aggregate, prevent or materially delay or impair the ability of (i) Sprint to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis or (ii) Sprint or Buyer to perform its obligations under the Merger Agreement or to consummate the transactions contemplated thereby on a timely basis.
     9. Covenants of the Stockholders. Each Stockholder hereby covenants and agrees that:
     (a) Except as expressly contemplated hereby, during the Proxy Term such Stockholder shall not sell, transfer, pledge, encumber, assign, distribute, hypothecate, tender or otherwise dispose of, including by way of merger, consolidation, share exchange or similar transaction, whether voluntarily or by operation of law (collectively, a “Transfer”), or enforce the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or any other person or enter into any contract, option or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of the Existing Shares beneficially owned by such Stockholder, any Shares acquired by such Stockholder after the date hereof, any securities exercisable or exchangeable for or convertible into shares of Common Stock, any other capital stock of the Company or any interest in any of the foregoing with any person; provided, however, (i) such Stockholder may Transfer any of its Shares to any person so long as the transferee agrees, in form and substance satisfactory to Sprint, to be bound by and subject to the terms and conditions of this Agreement with respect to such Shares owned by such transferee and (ii) the restrictions set forth in this Section 9(a) shall not apply to the Schedule A Shares.
     (b) In case of a stock dividend or distribution, or any change in Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or that are received in such transaction.
     (c) Until the expiration of the Proxy Term, such Stockholder shall notify Sprint promptly (and in any event within one business day) in writing of the number of any additional Shares acquired by such Stockholder, if any, after the date hereof.
     (d) Such Stockholder will not take any action or permit any action to be taken that would have the effect of preventing, disabling or delaying such Stockholder from performing its obligations under this Agreement. Without limiting the foregoing, such Stockholder agrees that, until the expiration of the Proxy Term, subject to the provisions of Section 10(r), neither such Stockholder nor any of such Stockholder’s representatives or agents shall (i) engage in any conduct described in Section 5.9(b)(i) or 5.9(b)(ii) of the

Merger Agreement or (ii) exercise or attempt to exercise any rights under Section 262 of the DGCL with respect to the Merger.
     10. Miscellaneous.
     (a) Termination. This Agreement shall terminate upon the earlier of: (i) the consummation of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms. Notwithstanding the foregoing, however, (A) this Section 10 shall not terminate and shall remain in full force and effect after termination of this Agreement, and (B) if this Agreement shall terminate pursuant to clause (i) above, Sections 7(b), (f) and (g) shall not terminate and shall remain in full force and effect after termination of this Agreement.
     (b) Further Assurances. From time to time, at the other party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.
     (c) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Sprint any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Sprint shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein.
     (d) Expenses. All costs and expenses (including legal fees) (i) incurred in connection with the preparation and negotiation of this Agreement shall be paid by the party incurring such expenses and (ii) incurred due to or in connection with any action to enforce the terms of this Agreement shall be paid by the non-prevailing party in such action.
     (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(e):
          if to Sprint to:
Sprint Nextel Corporation
6200 Sprint Parkway
Overland Park, KS 66251
Attention: General Counsel
Telecopier: (913) 523-9802

          with a copy to:
King & Spalding LLP
1180 Peachtree Street
Atlanta, GA 30309
Attention:   Michael J. Egan
                    Anne M. Cox
Telecopier: (404) 572-5132
          if to Apollo Investment Fund IV, L.P. to:
Apollo Investment Fund IV, L.P.
One Manhattanville Road
Suite 201
Purchase, New York 10577
Attention: John Suydam
          with a copy to:
Apollo Management IV, L.P.
9 W 57th Street
43rd Floor
New York, NY 10019
Attention: John Suydam
          if to Apollo Overseas Partners IV, L.P. to:
Apollo Overseas Partners IV, L.P.
One Manhattanville Road
Suite 201
Purchase, New York 10577
Attention: John Suydam
          with a copy to:
Apollo Management IV, L.P.
9 W 57th Street
43rd Floor
New York, NY 10019
Attention: John Suydam
          if to Timothy M. Yager to:
Timothy M. Yager
c/o iPCS, Inc.
1901 N. Roselle Road
Schaumburg, Illinois 60195

          if to Stebbins B. Chandor, Jr. to:
Stebbins B. Chandor, Jr.
c/o iPCS, Inc.
1901 N. Roselle Road
Schaumburg, Illinois 60195
          if to Timothy G. Biltz to:
Timothy G. Biltz
c/o iPCS, Inc.
1901 N. Roselle Road
Schaumburg, Illinois 60195
          if to Mikal J. Thomsen to:
Mikal J. Thomsen
c/o iPCS, Inc.
1901 N. Roselle Road
Schaumburg, Illinois 60195
     (f) Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
     (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     (h) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of law thereof.
     (j) Venue. The parties (i) agree that any suit, action or proceeding arising out of or relating to this Agreement will be brought solely in the state or federal courts of the State of Delaware, (ii) consent to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to arising out of this Agreement and (iii) waive any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court.

     (k) Service of Process. Each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement. Nothing in this Agreement will affect the right of a party to serve process in another manner permitted by Law.
     (l) Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR OTHERWISE.
     (m) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
     (n) Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof.
     (o) Public Announcement; Disclosure. Each Stockholder shall consult with Sprint before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated herein and, except as required by Law or regulatory authority after notice to and consultation with the Company, shall not issue any such press release or make any such public statement without the approval of Sprint (which approval shall not be unreasonably withheld or delayed). Each Stockholder hereby authorizes Sprint and Buyer to publish and disclose in any announcement or disclosure required by the SEC or the New York Stock Exchange and in the Offer Documents and, if necessary, the Proxy Statement, its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.
     (p) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (q) Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Sprint shall be permitted to transfer its rights hereunder to any affiliate of Sprint, so long as Sprint continues to be liable for its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.
     (r) Fiduciary Duties. Notwithstanding anything to the contrary in this Agreement, in the case of any officer, director or employee of any Stockholder, or any Stockholder, who is a director or executive officer of the Company, the agreements of such Stockholder contained in this Agreement shall not govern, limit or restrict the ability of such officer, director or employee of such Stockholder, of such Stockholder, to exercise his or her fiduciary duties as a director or executive officer to the stockholders of the Company under applicable Law in his or her capacity as a director or executive officer of the Company.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have signed or have caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first above written.

SPRINT NEXTEL CORPORATION

By:	/s/ Keith O. Cowan
	Name:	Keith O. Cowan
	Title:	President, Strategies and Corporate Initiatives

[signatures continue on the following page]
Signature Page to Stockholders Agreement

Apollo Investment Fund IV, L.P.
By:	Apollo Advisors IV, L.P., its general partner

By:	Apollo Capital Management IV, Inc., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

Apollo Overseas Partners IV, L.P.
By:	Apollo Advisors IV, L.P., its managing general partner

By:	Apollo Capital Management IV, Inc., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

Signature Page to Stockholders Agreement

/s/ Timothy M. Yager
Name:	Timothy M. Yager

Signature Page to Stockholders Agreement

/s/ Stebbins B. Chandor, Jr.
Name:	Stebbins B. Chandor, Jr.

Signature Page to Stockholders Agreement

/s/ Timothy G. Biltz
Name:	Timothy G. Biltz

Signature Page to Stockholders Agreement

/s/ Mikal J. Thomsen
Name:	Mikal J. Thomsen

Signature Page to Stockholders Agreement

Schedule A
Exceptions

	Number of Restricted
Name of Stockholder	Stock Shares

Timothy M. Yager	37,250	*
Stebbins B. Chandor, Jr.	12,657	*

*	Such Shares are subject to the terms and conditions of grants made under the Company Stock Option Plans and are subject to the restrictions contained therein.

Schedule B
Existing Shares

	Number of Existing
Name of Stockholder	Shares

Apollo Investment Fund IV, L.P.	1,284,467
Apollo Overseas Partners IV, L.P.	71,884
Timothy M. Yager	150,045	*
Stebbins B. Chandor, Jr.	29,000	*
Timothy G. Biltz	10,000
Mikal J. Thomsen	12,740

*	Includes such Stockholder’s Schedule A Shares.